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Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

Board of Directors and Stockholders
Scientific Games Corporation
New York, New York

We consent to the incorporation by reference in Registration Statement Nos. 33-82612, 33-46594, 33-27737, 333-05811, 333-44983, 333-44979, 333-101725, 333-101729 and 333-110141 of Scientific Games Corporation on Form S-8 and Registration Statement Nos. 333-110477 and 333-112452 of Scientific Games Corporation on Form S-3 of our report dated March 15, 2004 on the consolidated balance sheet of Scientific Games Corporation as of December 31, 2003 and the related consolidated statements of operations, equity and comprehensive income (loss), and cash flows for the fiscal year ended December 31, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph concerning the adoption of the provisions of Statement of Financial Accounting Standards No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections" effective January 1, 2003).

                      /s/ Deloitte & Touche LLP

Atlanta, Georgia
March 15, 2004

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  Exhibit 23.2
CONSENT OF INDEPENDENT AUDITORS